Exhibit 99.1

NEWS RELEASE

PARSLEY ENERGY ANNOUNCES MIDLAND BASIN ACQUISITIONS, HORIZONTAL WELL RESULT, MIDSTREAM AGREEMENT, AND APPOINTMENT OF NEW BOARD MEMBER

AUSTIN, Texas, August 25, 2014 – Parsley Energy, Inc. (NYSE: PE) (“Parsley Energy” or the “Company”) today announced it has entered into agreements in separate transactions with multiple sellers to acquire certain undeveloped acreage and producing oil and gas properties located adjacent to the Company’s existing operating areas in Reagan County, TX for an approximate aggregate price of $252 million. The Company has posted a brief overview presentation of the acquisitions on its website at www.parsleyenergy.com.

Acquisition Highlights

•	157 net horizontal drilling locations across 5,472 net acres in Reagan County

•	Average stimulated lateral of approximately 6,900 feet per acquired drilling location

•	Contiguous bolt-on acreage enables conversion of 30 existing short lateral drilling locations to long lateral locations

•	140 net vertical 80 and 40-acre drilling locations and 140 net vertical 20-acre drilling locations

•	98% average working interest; 23% average royalty

•	Nine horizontal wells in different stages of development, including three wells on one pad; two wells with production history, five recently completed wells that are flowing back, one well awaiting fracture treatment, and one well being drilled

•	Estimated net production at closing of approximately 1,800 barrels of oil equivalent per day (“Boe/d”), consisting of approximately 300 Boe/d from the two producing wells and approximately 1,500 Boe/d from the five recently completed wells

•	Robust infrastructure already in place to support ongoing horizontal drilling operations

“We are thrilled to bolt-on premiere acreage that allows for longer laterals in our primary horizontal development area, where we and others are seeing very promising drilling results,” stated Bryan Sheffield, CEO of Parsley Energy. “With facilities in place, a number of permits already secured, and our existing operations in Reagan County, we expect to realize substantial value from these assets right away.”

Parsley Energy believes the acquired properties are prospective for horizontal drilling in the Company’s target horizons, including the Wolfcamp A, Wolfcamp B, Wolfcamp C, Cline, and Atoka formations. The acquisitions are scheduled to close on or before September 30, 2014 and are subject to the completion of customary due diligence, closing conditions, and purchase price adjustments. Parsley Energy intends to initiate well completions on the two uncompleted wells upon closing, with the first new wells to be spud in the first quarter of 2015. The Company expects to fund the acquisitions entirely with cash-on-hand, and expects to have more than $500 million of liquidity after the transactions close.

Parsley Energy has added more than 16,000 net acres and 456 net horizontal drilling locations since its initial public offering in May 2014, including today’s announced acquisitions.

Net Acreage Summary

	Acquired Net Acreage		Pro-forma Net Acreage
	Surface	Effective(1)	Surface	Effective(2)
Midland Basin Core	4,228	20,800	42,011	182,789
Midland Basin Tier 1	1,244	6,220	29,219	144,691
Midland Basin Other	—	—	26,141	—

Total Midland Basin	5,472	27,020	97,371	327,480
S. Delaware Basin	—	—	23,840	—

Total Permian Basin	5,472	27,020	121,211	327,480

(1)	Includes the following intervals: Wolfcamp A, B, and C, Cline, and Atoka
(2)	Includes the following intervals: Spraberry, Wolfcamp A, B, and C, Cline, and Atoka

Net Inventory Summary

	Acquired Net Horizontal Locations			Pro-forma Net Horizontal Locations
	(Short / Long)			(Short / Long)
			Core & Tier I			Core & Tier I
	Core	Tier I	Total	Core	Tier I	Total
Lower Spraberry	0/0	0/0	0/0	52/11	74/12	126/23
Wolfcamp A	7/16	6/3	13/19	96/47	98/35	194/82
Wolfcamp B	6/14	6/3	12/17	96/50	98/35	194/85
Wolfcamp C	5/18	6/3	11/21	95/54	98/35	193/89
Upper Penn. (Cline)	5/18	6/3	11/21	121/57	94/35	215/92
Atoka	5/18	6/3	11/21	193/57	86/35	279/92

Total Horizontal (Short/Long)	28/84	30/15	58/99	653/276	548/187	1,201/463
Total Horizontal	112	45	157	929	735	1,664

	Acquired Net Vertical Locations			Pro-forma Net Vertical Locations
			Core & Tier I			Core & Tier I
	Core	Tier I	Total	Core	Tier I	Total
Vertical 80-acre	54	16	70	317	208	525
Vertical 40-acre	54	16	70	490	265	755
Vertical 20-acre	108	32	140	1,043	455	1,498

Total Vertical	216	64	280	1,850	928	2,778

Tudor, Pickering, Holt & Co. acted as exclusive financial advisor to Parsley Energy with respect to one of the transactions announced today.

Horizontal Drilling Update

Continuing a pattern of strong horizontal well results, the Company’s first horizontal well on its Tier 1 acreage, the Char Hughes 1-HB, generated a peak 24-hour initial production (“IP”) rate of 1,262 Boe/d and a peak 30-day IP rate of 891 Boe/d. The well, located in Reagan County adjacent to a portion of the acquired acreage announced today, targeted the Wolfcamp B zone with a stimulated lateral length of 5,785 feet. Liquids content has been strong at 92%. Like each of the Company’s five other horizontal wells that have at least 30 days of production data, the Char Hughes 1-HB is tracking ahead of the Company’s 690 MBoe type curve, which reflects a 7,000-foot stimulated interval.

“We are pleased with early indications that the success we’ve seen in our initial horizontal wells in Upton County will extend into Reagan County. The fact that our newly acquired acreage is bookended by very strong horizontal well results is an important indicator of the high quality of the assets,” said Sheffield.

Midstream Agreement

Parsley Energy has entered into an agreement with a private midstream services company for firm pipeline capacity from the Company’s North Upton and South Midland County acreage to Colorado City, Texas, which would enable Parsley to bypass the Midland pricing market for a substantial portion of the Company’s crude oil production. The acreage covered by the agreement represents the heart of the Company’s projected horizontal development area, from which Parsley expects the bulk of incremental oil volumes to come over the next several years. In addition to bypassing the Midland-Cushing oil price differential, transporting directly to Colorado City provides access to both the Gulf Coast and Cushing, Oklahoma markets, increasing optionality by providing multiple delivery points. Deliveries on the pipeline are scheduled to begin in early 2015.

William L. Browning Appointed to Board of Directors

William L. Browning has been appointed to the Company’s Board of Directors, effective August 19, 2014, and will serve as the Chair of Parsley Energy’s Audit Committee. Mr. Browning was a senior client service partner at Ernst & Young from 1999 through 2012, the latter four years of which he also served as managing partner of Ernst & Young’s Los Angeles office. Browning began his professional career with Arthur Andersen & Co. in 1976, where he was admitted to partnership in 1987 and named managing partner of the firm’s Oklahoma office in 1994. During his public accounting career, Mr. Browning accumulated experience across a number of industries, including the entire energy value chain, and developed expertise in domestic banking and regulatory compliance. He received a B.B.A. from the University of Oklahoma and is a certified public accountant in Oklahoma, California, and Texas. Since 2012, Mr. Browning has dedicated his time to corporate and non-profit board service.

“Bill Browning is a distinguished and knowledgeable accounting executive,” said Sheffield, “and his insight will no doubt prove valuable as we continue to grow Parsley Energy.”

About Parsley Energy, Inc.

Parsley Energy, Inc. is an independent oil and natural gas company focused on the acquisition, development, and exploitation of unconventional oil and natural gas reserves in the Permian Basin in West Texas. For more information, visit our website at www.parsleyenergy.com.

Forward Looking Statements

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Parsley Energy’s expectations or beliefs concerning future events, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Parsley Energy’s control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Parsley Energy does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Parsley Energy to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in our filings with the SEC, including the prospectus filed with the SEC in connection with our initial public offering. The risk factors and other factors noted in our SEC filings could cause our actual results to differ materially from those contained in any forward-looking statement.

Contact Information

Brad Smith, CFA

Parsley Energy, Inc.

Director, Investor Relations

ir@parsleyenergy.com

(512) 505-5199

Dennard • Lascar Associates

Jack Lascar, jlascar@dennardlascar.com

Lisa Elliott, lelliott@dennardlascar.com

(713) 529-6600

# # #

4